UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2011

Iron Mining Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-147529	27-0586475
(State or other jurisdiction of Incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

295 Madison Ave, 12th Floor
New York, NY 10017
(Address of principal executive offices)

(626) 389-3070
(Issuer telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership.

On August 24, 2011, Iron Mining Group, Inc., a Florida corporation (the “Company”), pursuant to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”), filed a voluntary petition (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code (Case No. 11-14032) (the “Bankruptcy Case”).  The Company continues to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company’s non-U.S. subsidiaries were not part of the Bankruptcy Filing.

Item 2.04  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing described in Item 1.03 above constituted an event of default with respect to the following debt instrument:

•	Loan Agreement, dated December 20, 2010, by and among Iron Mining Group, Inc., as borrower, certain lenders party thereto, and MST Financial, LLC, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MINING GROUP, INC.

Date: August 29, 2011	By:	/s/ Garrett K. Krause
Garrett K. Krause
Chief Executive Officer